Exhibit 99 (a)(5)(K)

 Strictly Confidential. Not for Distribution.  Project Feather  Preliminary Discussion Materials for the Special Committee of the Board of Directors  March 11, 2026

 Preliminary Selected Companies Observations  Note: No company used in this analysis for comparative purposes is identical to the Company.  Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.  Based on closing prices as of 3/9/26.  Based on market prices as of 3/9/26. Inclusive of intraday prices. Per Capital IQ.  Based on diluted shares.  Multiples based on forward looking financial information have been calendarized to the Company’s fiscal year end of December 31st.  Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 3/9/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023, CY 2024 and CY 2025 filings outstanding as of 3/9/26. Financial information reflects public filings including unaudited CY 2025 business update dated 2/17/26 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates.  LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.  Based on public filings, analyst estimates, market data and other public information as of applicable date.  LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.  Reflects the last trading day prior to announcement of the Initial Canary Proposal.  (dollars in millions, except per share values)  Selected Market Trading  Information  Selected Multiple Information  % of  % Above  Share  52-Week  52-Week  Equity Market  Enterprise   Enterprise Value [1] to Revenue [5]    Selected Companies Price [2] High [3] Low [3] Value [2] [4] Value [2] [4] LTM CY 2025E CY 2026E   Certara, Inc.  $7.04  45.8%  16.6%  $1,152.4  $1,258.5  3.00x  3.00x  2.94x  Definitive Healthcare Corp.  $1.24  26.4%  15.9%  $192.2  $177.6  0.74x  0.74x  0.78x  Health Catalyst, Inc.  $1.91  37.7%  22.4%  $149.8  $219.4  0.69x  0.71x  0.73x  Indegene Limited  $4.91  71.4%  1.5%  $1,198.7  $1,061.1  3.00x  3.00x  2.45x  OptimizeRx Corporation  $6.84  30.7%  71.4%  $145.0  $147.3  1.35x  1.35x  1.32x  Simulations Plus, Inc.  $12.43  34.1%  11.4%  $250.4  $214.7  2.73x  2.70x  2.62x  Veradigm Inc. [6] [7]  $4.65  77.5%  55.0%  $559.9  $514.9  0.88x  0.88x  0.85x  Low  26.4%  1.5%  0.69x  0.71x  0.73x  Median  37.7%  16.6%  1.35x  1.35x  1.32x  Mean  46.2%  27.7%  1.77x  1.77x  1.67x  High  77.5%  71.4%  3.00x  3.00x  2.94x  Feather - Current Price (as of 3/9/26) [8] [9]  $2.09  77.1%  27.4%  $68.3  $40.1  1.40x  1.34x  1.25x  Feather - Unaffected Price (as of 8/22/25) [8] [9] [10]  $1.77  43.9%  7.9%  $56.9  $28.1  1.05x  0.96x  0.87x  CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter. Sources: Bloomberg, Capital IQ and public filings.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  2

 Summary of Selected Companies Multiples Changes vs. Prior Discussion Materials  Prior Materials (2/11/26)  Note: No company used in this analysis for comparative purposes is identical to the Company.  Computed as current materials – prior materials.  Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.  Multiples based on forward-looking financial information may have been calendarized to the Company’s fiscal year end of December 31st.  Implied enterprise value in prior materials adjusted to correctly reflect impact of LLC units in total capitalization calculations. Previously, implied multiples as stated in prior materials were 1.58x, 1.60x and 1.64x for the LTM, CY 2025E and CY 2026E periods, respectively.  Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 3/9/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023, CY 2024 and CY 2025 filings outstanding as of 3/9/26. Financial information reflects public filings including unaudited CY 2025 business update dated 2/17/26 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates as of applicable date.  LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.  Based on public filings, analyst estimates, market data and other public information as of applicable date.  LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.  (dollars in millions, except per share values)  Certara, Inc.  3.14x  3.12x  2.93x  3.00x  3.00x  2.94x  (0.13x)  (0.11x)  0.01x  Definitive Healthcare Corp. [4]  1.15x  1.17x  1.19x  0.74x  0.74x  0.78x  (0.42x)  (0.43x)  (0.41x)  Health Catalyst, Inc.  0.76x  0.77x  0.79x  0.69x  0.71x  0.73x  (0.06x)  (0.06x)  (0.06x)  Indegene Limited  3.29x  3.29x  2.68x  3.00x  3.00x  2.45x  (0.29x)  (0.29x)  (0.23x)  OptimizeRx Corporation  1.91x  1.94x  1.72x  1.35x  1.35x  1.32x  (0.57x)  (0.59x)  (0.40x)  Simulations Plus, Inc.  3.16x  3.12x  3.03x  2.73x  2.70x  2.62x  (0.43x)  (0.42x)  (0.41x)  Veradigm Inc. [5] [6]  0.86x  0.83x  0.85x  0.88x  0.88x  0.85x  0.02x  0.05x  (0.00x)  Low  0.76x  0.77x  0.79x  0.69x  0.71x  0.73x  (0.06x)  (0.06x)  (0.06x)  Median  1.53x  1.55x  1.72x  1.35x  1.35x  1.32x  (0.19x)  (0.20x)  (0.40x)  Mean  1.89x  1.88x  1.88x  1.77x  1.77x  1.67x  (0.12x)  (0.12x)  (0.21x)  High  3.29x  3.29x  3.03x  3.00x  3.00x  2.94x  (0.29x)  (0.29x)  (0.09x)  Feather - Current Price [7] [8]  1.40x  1.34x  1.25x  1.40x  1.34x  1.25x  0.00x  0.00x  0.00x  Included in Prior Materials  (2/11/26)  Included in  Current Materials (3/11/26)  Market Data as of 2/9/26  Market Data as of 3/9/26   Enterprise Value [2] to Revenue [3] Enterprise Value [2] to Revenue [3] Enterprise Value [2] to Revenue [3]    Selected Companies LTM CY 2025E CY 2026E LTM CY 2025E CY 2026E LTM CY 2025E CY 2026E   Change vs. Prior Materials [1]  CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter. Sources: Bloomberg, Capital IQ and public filings.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  3

 Summary of Selected Companies Multiples Changes vs. Prior Discussion Materials (cont.) Initial Valuation Materials (12/18/25)  Note: No company used in this analysis for comparative purposes is identical to the Company.  Computed as current materials – initial valuation materials.  Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.  Multiples based on forward-looking financial information may have been calendarized to the Company’s fiscal year end of December 31st.  Implied enterprise value in initial valuation materials adjusted to correctly reflect impact of LLC units in total capitalization calculations. Previously, implied multiples as stated in initial valuation materials were 1.86x, 1.88x and  (dollars in millions, except per share values)  Certara, Inc.  3.70x  3.67x  3.44x  3.00x  3.00x  2.94x  (0.69x)  (0.67x)  (0.50x)  Definitive Healthcare Corp. [4]  1.42x  1.44x  1.47x  0.74x  0.74x  0.78x  (0.69x)  (0.71x)  (0.68x)  Health Catalyst, Inc.  0.83x  0.85x  0.87x  0.69x  0.71x  0.73x  (0.14x)  (0.14x)  (0.14x)  Indegene Limited  3.81x  3.59x  3.06x  3.00x  3.00x  2.45x  (0.81x)  (0.59x)  (0.61x)  OptimizeRx Corporation  2.44x  2.47x  2.20x  1.35x  1.35x  1.32x  (1.10x)  (1.13x)  (0.88x)  Simulations Plus, Inc.  4.47x  4.45x  4.30x  2.73x  2.70x  2.62x  (1.74x)  (1.75x)  (1.69x)  Veradigm Inc. [5] [6]  0.94x  0.91x  0.93x  0.88x  0.88x  0.85x  (0.06x)  (0.03x)  (0.08x)  Low  0.83x  0.85x  0.87x  0.69x  0.71x  0.73x  (0.14x)  (0.14x)  (0.14x)  Median  2.44x  2.47x  2.20x  1.35x  1.35x  1.32x  (1.10x)  (1.13x)  (0.88x)  Mean  2.52x  2.48x  2.33x  1.77x  1.77x  1.67x  (0.75x)  (0.72x)  (0.65x)  High  4.47x  4.45x  4.30x  3.00x  3.00x  2.94x  (1.46x)  (1.44x)  (1.36x)  Feather - Current Price [7] [8]  1.45x  1.38x  1.29x  1.40x  1.34x  1.25x  (0.05x)  (0.04x)  (0.04x)  Included in  Initial Valuation Materials (12/18/25)  Included in  Current Materials (3/11/26)  Market Data as of 12/12/25  Market Data as of 3/9/26   Enterprise Value [2] to Revenue [3] Enterprise Value [2] to Revenue [3] Enterprise Value [2] to Revenue [3]    Selected Companies LTM CY 2025E CY 2026E LTM CY 2025E CY 2026E LTM CY 2025E CY 2026E   Change vs. Initial Valuation Materials [1]  1.91x for the LTM, CY 2025E and CY 2026E periods, respectively.  5. Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 3/9/26, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023, CY 2024 and CY 2025 filings outstanding as of 3/9/26. Financial information reflects public filings including unaudited CY 2025 business update dated 2/17/26 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates as of applicable date.  6. LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.  7. Based on public filings, analyst estimates, market data and other public information as of applicable date.  8. LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.  CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter. Sources: Bloomberg, Capital IQ and public filings.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  4

 (30.0%)  (10.0%)  (20.0%)  0.0%  12/12/25  12/23/25  1/3/26  1/14/26  1/25/26  2/5/26  2/16/26  2/27/26  (17.5%)  (7.5%)  (12.5%)  (2.5%)  2/9/26  2/13/26  2/17/26  2/21/26  2/25/26  3/1/26  3/5/26  3/9/26  Summary of Selected Companies Stock Price Changes vs. Prior Discussion Materials  Indexed Stock Price Returns  Feather Relative Stock Price Performance vs. Selected Companies Index & Nasdaq Composite Index  Lookback Since Prior Materials Dated 2/11/26 Reflecting Market Data as of 2/9/26  2.5%  (14.4%)  0.0%  (2.3%)  Indexed Stock Price Returns  Lookback Since Initial Valuation Materials Dated 12/18/25 Reflecting Market Data as of 12/12/25  10.0%  (27.5%)  3/9/26  (1.9%)  (2.2%)  Feather Selected Companies Index1 Nasdaq Composite Index  1. Selected Companies Index is comprised of Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Return information shown above  reflects average return.  Source: Capital IQ as of 3/9/26.  5  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

 (48.8%)  (46.3%)  (35.2%)  (22.4%)  (17.9%)  (15.6%)  (6.1%)  (1.9%)  Average: (27.5%)  0.0%  (10.0%)  (20.0%)  (30.0%)  (40.0%)  (50.0%)  (60.0%)  OptimizeRx Definitive Simulations Plus, Health Catalyst, Certara, Inc. Indegene Limited Veradigm Inc. Feather Corporation Healthcare Corp. Inc. Inc.  (34.4%)  (33.9%)  (11.8%)  (11.6%)  (9.4%)  (1.8%)  2.0%  0.0%  Average: (14.4%)  (40.0%)  (30.0%)  (20.0%)  (10.0%)  0.0%  Definitive OptimizeRx Simulations Plus, Health Catalyst, Indegene Limited Certara, Inc. Veradigm Inc. Feather Healthcare Corp. Corporation Inc. Inc.  Summary of Selected Companies Total Stockholder Returns vs. Prior Discussion Materials  Indexed Total Stockholder Returns  Feather Total Stockholder Return Performance vs. Selected Companies  Lookback Since Prior Materials Dated 2/11/26 Reflecting Market Data as of 2/9/26  10.0%  Feather  Lookback Since Initial Valuation Materials Dated 12/18/25 Reflecting Market Data as of 12/12/25  Indexed Total Stockholder Returns  Feather  Note: Total shareholder return figures reflect impact of stock splits, cash dividends, rights offerings and spin-off transactions (if any) over the period. Source: Capital IQ as of 3/9/26.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  6

 (100.0%)  (80.0%)  60.0%  40.0%  20.0%  0.0%  (20.0%)  (40.0%)  (60.0%)  80.0%  100.0%  Mar-21  Aug-21 Jan-22  Jun-22  Jan-24  Jul-24 Nov-24 May-25 Sep-25  Nasdaq Composite Index - Total Return  Mar-26  Feather  Nov-22 Apr-23 Sep-23  Selected Companies Index²  On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share (the “Initial Canary Proposal”).  Selected Companies Index is comprised of Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Total shareholder return information shown above reflects average return for the selected healthcare technology companies that were public over the entirety of the applicable time period.  Reflects total stockholder return since 8/22/25 (the “Unaffected Date”). Source: Capital IQ as of 3/9/26 and Initial Canary Proposal.  Selected Relative Total Stockholder Return Performance Information  Lookback Since Reverse Merger (3/3/21)  Indexed Total Stockholder Returns  Feather vs. Selected Companies Index & Nasdaq Composite Index (Lookback Since Reverse Merger)  Unaffected as of 8/22/25¹  5.9%  (35.7%)  18.1%  Since Initial Canary Proposal3  Since 3/3/21 Return  (3/3/21 - 8/22/25)  Three-Year Return  (8/22/22 - 8/22/25)  Two-Year Return  (8/22/23 - 8/22/25)  One-Year Return  (8/22/24 - 8/22/25)  (87.9%)  (58.3%)  (29.2%)  (25.6%)  (74.5%)  (52.5%)  (28.2%)  (10.3%)  71.1%  77.7%  61.5%  22.8%  Feather  Selected Companies Index²  Nasdaq Composite Index - Total Return   Current as of 3/9/26   Feather  Selected Companies Index²  Three-Year Return  (3/9/23 - 3/9/26)  Two-Year Return  (3/9/24 - 3/9/26)  One-Year Return  (3/9/25 - 3/9/26)  (39.9%)  (36.5%)  5.6%  (71.4%)  (65.3%)  (23.1%)  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  7

 7.0  6.0  5.0  4.0  3.0  2.0  1.0  0.0  $1.75  $2.00  $2.25  $2.50  $2.75  8/25/25  9/22/25  10/20/25  12/15/25  2/9/26  3/9/26  11/17/25  Daily Trading Volume  Last Two Months3  (1/9/26 to 3/9/26)  1/12/26  Feather  Last Month3  (2/9/26 to 3/9/26)  On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.  VWAP based on cumulative trading activity over designated period, per Bloomberg.  The figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg. VWAP refers to Volume Weighted Average Price.  Sources: Bloomberg and Capital IQ as of 3/9/26 and Initial Canary Proposal.  Selected Trading & VWAP Information  Since Initial Canary Proposal1  Last Three Months3  (12/9/25 to 3/9/26)  ~6.6 million shares of Feather common stock traded on 10/13/25, per Bloomberg  VWAP Volume: 1.3 million VWAP2: $2.10  Intraday High: $2.19 Intraday Low: $2.04  VWAP Volume: 0.8 million VWAP2: $2.10  Intraday High: $2.14 Intraday Low: $2.05  VWAP Volume: 0.3 million VWAP2: $2.09  Intraday High: $2.11 Intraday Low: $2.06  VWAP Volume: 9.7 million VWAP2: $2.39  Intraday High: $2.71 Intraday Low: $1.88  Historical Closing Per Share Common Stock Price & Daily Trading Volume Since Initial Canary Proposal1 (8/25/25 to 3/9/26)  Closing Stock Price ($) VWAP Since Initial Canary Proposal1 Daily Volume (millions)  VWAP Volume: 4.5 million VWAP2: $2.17  VWAP Excluding 10/13/25  73.9%  26.1%  0.0%  0.0%  0.0%  0.0%  $2.10- $2.12-  $2.12 $2.14  $2.07-  $2.10  $2.14-  $2.16  $2.16-  $2.18  $2.18-  $2.20  40.2%  53.0%  6.7%  0.1%  0.0%  0.0%  $2.07-  $2.10  $2.10-  $2.12  $2.12-  $2.14  $2.14-  $2.16  $2.16-  $2.18  $2.18-  $2.20  36.9%  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  10  45.7%  13.1%  3.6%  0.7%  0.1%  $2.07-  $2.10  $2.10-  $2.12  $2.12-  $2.14  $2.14-  $2.16  $2.16-  $2.18  $2.18-  $2.20

 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee” or the “Special Committee”) of the Board of Directors (the “Board”) of Feather (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. Houlihan Lokey makes no representation to any party that the information and analysis contained in the materials supports any particular determination regarding the Transaction.  The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent.  Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee.  The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.  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The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise. Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.  CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW  10  Disclaimer

 All budgets, projections, estimates, financial analyses, reports and other information (including, without limitation, estimates of potential cost savings and synergies) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. 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In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction. 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